Exhibit 4.4(b)

Addendum No. 1 to the Shareholders’ Agreement dated 2 April 2012 in respect of Leopard Tankers Pte. Ltd.

This Addendum No. 1 is entered into as a deed

Dated       December 2012

Between

(1)                                             Vitol Shipping Singapore Pte. Ltd., a company incorporated in Singapore with its registered office at 260 Orchard Road, The Heeren #13-01, Singapore 238855 (Vitol);

(2)                                             Grindrod Shipping Pte. Ltd., a company incorporated in Singapore with its registered office at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 (Grindrod),

(together, the Parties and each a Party),

and

(3)                                             Leopard Tankers Pte. Ltd., a company incorporated in Singapore with its registered office at 260 Orchard Road, The Heeren #13-01, Singapore 238855 (the Company).

Background

(A)                                          Pursuant to a shareholders’ agreement dated 2 April 2012 between the Parties and the Company (the Shareholders’ Agreement), the Parties agreed to jointly own the issued shares of the Company on a 50:50 basis and the Company owns all of the issued shares of the Owners.

(B)                                          The Parties and the Company have been in negotiations with Standard Chartered Bank in its capacity as mandated lead arranger to provide Approved Finance to the Group and it is proposed that Approved Finance Documents shall be entered into on or about the date of this Addendum to provide a pre-delivery loan facility of up to US$29,160,000 and a post-delivery loan facility of up to US$109,350,000 to finance the acquisition of the Vessels.

(C)                                          The Parties acknowledge that, in connection with the Approved Finance, each of Grindrod and Vitol Holding B.V. shall enter into an undertaking with Standard Chartered Bank as security trustee for the lenders under the Approved Finance which provide for, amongst other things, certain financial covenants to be maintained by each of them (the Financial Covenants), a breach of which shall constitute an event of default under the Approved Finance.  It has further been agreed that in circumstances where there is a breach of the Financial Covenants, there shall be a standstill period of up to 15 days within which the Parties may enter into discussions to implement the purchase of the Shares of Grindrod (in the case of a breach by Grindrod of its Financial Covenants) or Vitol (in the case of a breach by Vitol Holding B.V. of its Financial Covenants).

(D)                                          Furthermore, under the Approved Finance, it shall be an event of default if either of Grindrod or Vitol Holding Sarl become the subject of an Insolvency Event (as defined therein) and it is agreed that in such circumstances there shall be a standstill period of up to 3 days within which the Parties may implement the purchase of the Shares of Grindrod (in the case of an Insolvency Event affecting Grindrod) or Vitol (in the case of an Insolvency Event affecting Vitol Holding Sarl).

(E)                                           The Parties wish to amend the Shareholders’ Agreement to provide for the acquisition of a Party’s Shares in the circumstances described in Recitals (C) and (D) above and this Addendum sets out the agreed amendments to the Shareholders’ Agreement.

It is agreed as follows:

1                                                     Interpretation

1.1                                           Capitalised terms used in this Addendum but not defined herein shall have the meaning given to them in the Shareholders’ Agreement.

1.2                                           References to clauses, recitals in this Addendum shall be deemed to be references to clauses and recitals of the Shareholders’ Agreement unless the context indicates otherwise.

2                                                     Amendments to the Shareholders’ Agreement

2.1                                           The Parties and the Company agree that the Shareholders’ Agreement shall be amended by and construed in accordance with the following provisions of this Clause with effect from the date of this Addendum:

2.1.1                                 Clause 1.1 shall be amended as follows:-

(a)                       New definitions shall be inserted as follows:-

(i)                           “Financial Covenants Event shall have the meaning given to it in the SCB Loan Agreement;”;

(ii)                        “Insolvency Event means the occurrence of any of the events or circumstances described in Clause 19.1(g) of the SCB Loan Agreement;”;

(iii)                     “SCB Loan Agreement means the loan agreement dated [•] November 2012 between, amongst others, the Owners as joint and several borrowers, the banks and financial institutions listed in Schedule 1 as lenders, Standard Chartered Bank as mandated lead arranger, agent and security trustee (as amended, restated and/or supplemented from time to time), relating to a pre-delivery loan facility of up to US$29,160,000 and a post-delivery loan facility of up to US$109,350,000 for the acquisition of the Vessels by the Owners and which shall constitute Approved Finance;”;

2.1.2                                 Clause 11.1 shall be deleted in its entirety and replaced as follows:

“In this Clause 11.1, “Creditor Parties”, “Majority Lenders” and “Standstill Period” have the meanings given in the SCB Loan Agreement.

(a)                       If:

(i)                           an Insolvency Event occurs in respect of Vitol or Vitol Holding Sarl; or

(ii)                        a Financial Covenants Event occurs in respect of Vitol Holding B.V. and alternative security acceptable to the Majority Lenders has not been provided to the Creditor Parties by or on behalf of Vitol Holding B.V. within the Standstill Period in accordance with clause 19.2(a) of the SCB Loan Agreement,

Grindrod shall have the option (but not the obligation) to purchase Vitol’s Shares on the terms and in accordance with the provisions set out in Clause 11.3 below.

(b)                       If:

(i)                           an Insolvency Event occurs in respect of Grindrod; or

(ii)                        a Financial Covenants Event occurs in respect of Grindrod and alternative security acceptable to the Majority Lenders has not been provided to the Creditor Parties by or on behalf of Grindrod within the Standstill Period in accordance with Clause 19.2(a) of the SCB Loan Agreement,

Vitol shall have the option (but not the obligation) to purchase Grindrod’s Shares on the terms and in accordance with the provisions set out in Clause 11.3 below.”

2.1.3                                 Clause 11.3(a) shall be deleted in its entirety and replaced as follows:

“the transfer of Shares (i) to Grindrod following its exercise of the option in accordance with Clause 11.1(a), or (ii) to Vitol following its exercise of the option in accordance with Clause 11.1(b), or (iii) to the non-defaulting Party following its exercise of its option in accordance with Clause 11.2, shall be effected in accordance with the provisions of Clause 16;”

2.1.4                                 Clause 11.5 shall be deleted in its entirety and replaced as follows:

2.2                                           “Without prejudice to the rights and obligations expressed in this Clause 11 (which shall survive termination), this Agreement shall be terminated immediately upon the occurrence of either (i) the payment of the Exit Amount and the transfer of the defaulting Party’s Shares in accordance with Clause 11.2 and the completion of the process set out in Clause 11.3 following the exercise by the non-defaulting Party of the option in accordance with Clause 11.2(b), or (ii) the payment of the Exit Amount to the transferor of the Shares and the transfer of Shares to the transferee and the completion of the process set out in Clause 11.3 following that Party’s exercise of its option to purchase the other Party’s Shares in accordance with Clause 11.1(a) (in the case of the exercise by Vitol of its option to acquire Grindrod’s Shares) or Clause 11.1(b) (in the case of the exercise by Grindrod of its option to acquire Vitol’s Shares).”;

3                                                     Representations and Warranties

3.1                                           On the date of this Addendum, each Party represents and warrants to the other Party that:

3.1.1                                 it is a company duly organised, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has perpetual corporate existence and the capacity to sue or be sued in its own name, and has the power to own the property and assets that it presently owns and to continue to conduct the business it presently conducts;

3.1.2                                 it has power to enter into and perform this Addendum and has taken all necessary corporate and other action required to authorise the execution and delivery of this Addendum and its performance according to its terms;

3.1.3                                 the execution and delivery of this Addendum and its performance according to its terms do not and will not:-

(a)                       contravene the constitutional documents of that Party;

(b)                       violate any law to which that Party is subject;

(c)                        result in a breach of, or default under, any agreement, instrument or arrangement to which that Party is a party or which is binding upon that Party or any of its assets.

4                                                     General

4.1                                           Save as expressly amended by this Addendum, all other terms and conditions of the Shareholders’ Agreement remain unamended, valid and in full force and effect.

4.2                                           It is expressly agreed that this Addendum shall constitute an amendment to the Shareholders’ Agreement.

4.3                                           This Addendum may be signed in any number of counterparts, each of which when taken together shall constitute one and the same instrument.

4.4                                           The provisions of Clauses 29 (Notices) and 34 (Governing Law and Jurisdiction) shall apply to this Addendum mutatis mutandis.

Execution page

IN WITNESS whereof the Parties have duly executed this Addendum as a deed as of the day and year first above written.

Signed and delivered as a Deed by )
Vitol Shipping Singapore Pte. Ltd. )
acting by: )
sign here:

/s/ Antoine Dominique Francois Fagniez

print name:
In the presence of:

Witness signature:	Witness sign here:
/s/ Wong Vun Kian

Witness name:	print name:

Witness address:

Witness occupation:

Signed and delivered as a Deed by )
Grindrod Shipping Pte. Ltd. )
acting by: )
sign here:

/s/ Martyn Richard Wade

print name:
In the presence of:

Witness signature:	Witness sign here:

/s/ Yvette Renee Brown

Witness name:	print name:

Witness address:

Witness occupation:

Signed and delivered as a Deed by )
Leopard Tankers Pte. Ltd. )
acting by: )
sign here:

/s/ Antoine Dominique Francois Fagniez

print name:

/s/ Wong Vun Kian
In the presence of:

Witness signature:	Witness sign here:

Witness name:	print name:

Witness address:

Witness occupation:

sign here:
/s/ Martyn Richard Wade
B Director

print name:
/s/ Yvette Renee Brown
In the presence of:

Witness signature:	Witness sign here:

Witness name:	print name:

Witness address:

Witness occupation: